SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2012

COLOMBIA ENERGY RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32735	87-0567033
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

One Embarcadero Center, Suite 500, San Francisco, CA	94901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 460-1165

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

As disclosed in our report on Form 8-K filed with the Commission on January 5, 2012, we approved a new compensation plan for our non-employee directors commencing January 1, 2012, which included the issuance of restricted stock units (“RSUs”). RSU compensation awards for 2012 were established at $50,000 for the remaining term until the next annual meeting of shareholders. With the approval of the amendments to our 2010 Stock Incentive Plan disclosed in response to Item 5.02 below, we have entered into RSU agreements to grant 37,500 shares each to Barry G. Markowitz, Edward P. Mooney, James J. Wolff, William C. Gibbs, Danial F. Carlso, and Peter B. Lilly, our non-employee directors. A copy of the RSU agreement is filed as an exhibit to this report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2012, the Board of Directors approved amendments to our 2010 Equity Incentive Plan (the “Plan”) to permit the issuance of restricted stock units. A copy of the amended Plan is included as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed with this report:

Item No.	Description
99.1	2010 Equity Incentive Plan, as amended
99.2	Restricted Stock Unit Agreement Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colombia Energy Resources, Inc.

Date: January 31, 2012	By	/s/ Ronald G. Stovash
Ronald G. Stovash, Chief Executive Officer

2